                                                                 EXHIBIT 10.11.2


                         FIRST RESTATED TRUST AGREEMENT
                                    FOR THE
                       NEW ENGLAND BUSINESS SERVICE, INC
                           DEFERRED COMPENSATION PLAN
                       (Restated Effective April 1, 1998)

     This Trust Agreement made as of the 25th day of June, 1994, and restated effective the 1st day of April, 1998, by and between New England Business Service, Inc. (hereinafter called the "Company"), a corporation duly organized in Delaware whose principal office is located in Massachusetts, and Norwest Bank Minnesota, N.A. (hereinafter called the "Trustee"), a corporation with trust powers whose principal office is located in Minnesota, as successor Trustee to the First National Bank of Boston.

                                  WITNESSETH:

     WHEREAS, certain designated employees (hereinafter called "Participants" or "Trust Beneficiaries") of the Company and other "Participating Employers" (as defined in the Plan described herein) and the respective beneficiaries (hereinafter called "Trust Beneficiaries") of such Participants are entitled to deferred compensation benefits (hereinafter called "Deferred Compensation") arising under the New England Business Service, Inc. Deferred Compensation Plan, as the same has been or may hereafter be amended or restated, or any successor thereto (hereinafter called the "Deferred Compensation Plan" or the "Plan"), attached hereto as Exhibit A and by this reference made a part hereof; and

     WHEREAS, the amount and timing of Deferred Compensation to which each Trust Beneficiary is entitled is specified in the Deferred Compensation Plan; and

     WHEREAS, the Company wishes to establish a trust fund (hereinafter called the "Trust Fund" or the "Fund") and to transfer to the Trust Fund assets which shall be held therein, subject to the claims of the Participating Employers' creditors in the event of any Participating Employer's Insolvency (as defined herein), until paid to the Trust Beneficiaries as Deferred

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Compensation Benefits in such manner and at such times as specified in the
Deferred Compensation Plan; and

     WHEREAS, it is the obligation of the Company, or other Participating Employer to make contributions to the Trust Fund of amounts deferred by Participants pursuant to the Deferred Compensation Plan as soon as is administratively feasible after such deferral amounts are withheld by the Company or other Participating Employer;

     WHEREAS, it is the intention of the Company and the Trustee hereby to restate the Trust pursuant to this restated Trust Agreement;

     NOW, THEREFORE, the parties do hereby establish the Trust Fund and agree that the Trust Fund be comprised, held and disposed of as follows:

     Section 1.  Trust Fund.
                 ----------

     1.1  Establishment of Trust Fund.  Subject to the claims of creditors as
          ---------------------------
set forth in Section 3, the Company hereby deposits with the Trustee in trust One Dollar ($1.00) which shall become the principal of the Trust Fund to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     1.2  Irrevocable Trust.  The Trust hereby established shall be irrevocable.
          -----------------

     1.3  Grantor Trust.  The Trust is intended to be a grantor trust, within
          -------------
the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

     1.4  Use of Trust Assets.  The principal of the Trust, and any earnings
          -------------------
thereon which are not paid to the Participating Employers as provided in Section 5, shall be held separate and apart from other funds of the Participating Employers and shall be used exclusively for the uses and purposes herein set forth. Neither any Trust Beneficiary nor the Deferred Compensation Plan shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust Fund prior to the time such assets are paid to such Trust Beneficiary as Deferred Compensation as provided in Section 2, and all rights created under the Deferred Compensation

Plan and this Trust Agreement shall be mere unsecured contractual rights of a Trust Beneficiary against the relevant Participating Employer.

     1.5  Contributions to Trust Fund. To the extent required under the Deferred
          ---------------------------
Compensation Plan, the relevant Participating Employer shall from time to time make additional deposits of cash or other property (including but not limited to shares of the Company's common stock) in Trust with the Trustee, to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. When each such deposit is made, the Participating Employer shall inform the Trustee what portion of the total deposit (if any) is for the benefit of each Participant.

     1.6  Separate Accounts.
          -----------------

          (a)  Establishment By Plan Administrator Prior to Change of Control.
               --------------------------------------------------------------
On behalf of the Company and each Participating Employer, the Retirement Committee appointed pursuant to the Deferred Compensation Plan shall establish and maintain in an equitable manner a separate account (an "Account") for each Participant in which it shall keep a separate record of the assets available in the Trust Fund to pay the Participant's Deferred Compensation. As agent for the Company, the Retirement Committee may select and retain a third party administrator to maintain such Accounts. The Company or other relevant Participating Employer shall certify to the Trustee at the time of each contribution to the Trust Fund the amount of such contribution being made in respect of each Participant under the Plan. The Fund shall be revalued periodically by the Trustee at current market values, as determined by the Trustee in accordance with Section 6.5. The Trustee shall certify to the Company the results of each such valuation, whereupon each Participant's Account shall be equitably adjusted by the Company to reflect its share of income, expense, appreciation and depreciation since the preceding valuation date. The Company shall provide the Trustee with a compilation of all such adjusted Account balances as of each such valuation date. Each Participant (or Trust Beneficiary of a deceased Participant) shall receive a statement of the value of the Participant's separate Account at least annually.

Such statement shall be provided by the Company prior to a Change of Control and by the Trustee after a Change of Control.

          (b)  Maintenance By Trustee After Change of Control.  Notwithstanding
               ----------------------------------------------
the foregoing, upon a "Change of Control" (as defined in Section 1.8), the Trustee shall become responsible for the maintenance of a separate Account for each Participant under the Deferred Compensation Plan and for the periodic adjustment of such Accounts in accordance with the procedures described herein. The Trustee may select and retain a third party administrator to maintain such Accounts. The full expense incurred by the Trustee in maintaining such separate Accounts shall be paid by the Company, and until so paid shall constitute a charge upon the Trust Fund.

     1.7  Definition of "Plan Administrator".  The "Plan Administrator" shall be
          ----------------------------------
the Retirement Committee appointed pursuant to the Deferred Compensation Plan.

     1.8  Definition and Determination of "Change of Control".
          ---------------------------------------------------

          (a)  Definition and Presumption.  "Change of Control" means the
               --------------------------
occurrence of a "Business Combination" (as such term is defined in Article 14 of the Company's Certificate of Incorporation as in effect on the Effective Date of the Supplemental Plan) in circumstances requiring the affirmative vote of the holders of at least eighty percent (80%) of the Company's issued and outstanding common stock pursuant to the provisions of Article 14 of the Company's Certificate of Incorporation as in effect on the Effective Date of the Supplemental Plan. The Trustee shall have no duty to inquire whether a Change of Control has occurred, but shall presume for all purposes under this Trust Agreement that a Change of Control has occurred if it either has actual knowledge of a Change of Control or receives written notice to that effect from any source (including any Trust Beneficiary) until the Company demonstrates the contrary to the Trustee's reasonable satisfaction.

          (b)  Procedure After Notice.  If the Trustee receives notice of a
               ----------------------
Change of Control from any source other than the Company (through its board of directors or a senior executive officer) or the Plan Administrator, the Trustee shall promptly so notify the Company.

If the Company disputes the occurrence of any Change of Control presumed by the Trustee pursuant to this Section, the Company shall furnish such evidence as the Trustee reasonably requests for the purpose of determining whether a Change of Control has occurred. The Trustee may rely on such evidence concerning the matter as may be furnished to the Trustee which will give the Trustee a reasonable basis for determining whether the Company has demonstrated that no Change of Control occurred.

          (c)  Conclusive Determination.  In performing any of its obligations
               ------------------------
or taking any discretionary action under this Trust Agreement which is dependent upon a Change of Control having occurred, The Trustee may rely on its determination, including an opinion of counsel (who may be counsel to the Trustee), that a Change of Control has occurred. Unless such a determination arises out of the Trustee's gross negligence or willful misconduct, the Trustee's determination as to whether a Change of Control has occurred shall be binding and conclusive on all persons to the extent of determining their respective interests, rights and duties under this Trust Agreement.

     1.9  Definition and Determination of "Insolvent".  A Participating Employer
          -------------------------------------------
shall be considered "Insolvent" for purposes of this Trust Agreement if (a) the Participating Employer is unable to pay its debts as they come due or (b) the Participating Employer is subject to a pending proceeding as a debtor under the federal Bankruptcy Code or under the insolvency laws of any state. The procedures set forth in Section 3.1 shall be followed in determining whether a Participating Employer is Insolvent.

     Section 2.  Payments to Trust Beneficiaries.
                 -------------------------------

     2.1  Benefit Payments from Trust Fund.  The Trustee shall make payments of
          --------------------------------
Deferred Compensation to an eligible Trust Beneficiary from the assets of the Trust Beneficiary's separate Account in the Trust Fund, but only (a) if and to the extent such assets are available for distribution, (b) upon the direction of the Plan Administrator (except if there has been a Change of Control), (c) subject to the tax withholding requirements of Section 6.4, and (d) so long as no Participating Employer is Insolvent. Notwithstanding the foregoing, if a

Change of Control occurs, so long as no Participating Employer is Insolvent the Trustee shall determine the benefits payable from time to time under the Deferred Compensation Plan as in effect on the day before such Change of Control occurred and, subject to the tax withholding requirements of Section 6.4, shall pay from the assets in a Trust Beneficiary's separate Account in the Trust Fund all such benefits of the Trust Beneficiary as they become due and without regard to any lack of direction or inconsistent direction from the Plan Administrator or any other person.

     2.2  Benefit Payments from Participating Employers.  If the Trustee
          ---------------------------------------------
cannot or does not make full payment of Deferred Compensation to a Trust Beneficiary from his or her separate Account in accordance with Section 2.1 as such payments are due, then the relevant Participating Employer shall make the balance of each such payment as it falls due; provided, however, that all Participating Employers shall be jointly and severally liable to make such payments to the extent that they are not made by the relevant Participating Employer. To the full extent that Deferred Compensation Benefits are paid from the Trust Fund, the Participating Employers' obligation to pay such Deferred Compensation shall be deemed to have been satisfied.

     Section 3. Trustee's Responsibility Regarding Payments to Trust Beneficiaries When any Participating Employer Is Insolvent
                 ----------------------------------------------------------

     3.1  Procedure if a Participating Employer Is Insolvent.
          ---------------------------------------------------

          (a)  Benefits Unsecured. At all times during the continuance of this
               ------------------
Trust, the principal and income of the Trust Fund shall be subject to claims of general creditors of each Participating Employer as hereinafter set forth. All Trust Beneficiaries shall have the rights under this Trust Agreement of unsecured general creditors of the Participating Employers and shall not have any preferred claim on, or any beneficial interest in, the Trust Fund other than in amounts as they become due and payable as Deferred Compensation under Section
2.1. Nothing in this Trust Agreement shall in any way diminish any rights of any Trust Beneficiary to pursue his or her rights as an unsecured general creditor of the Participating Employers with respect to the Deferred Compensation or otherwise.

          (b)  Procedure if Notice Is Given.  At any time that the Trustee has
               ----------------------------
received notice that a Participating Employer is Insolvent, the Trustee shall immediately discontinue payment of all Deferred Compensation and shall thereafter deliver any undistributed principal and income of the Trust Fund to satisfy all claims of general creditors (including the Trust Beneficiaries) as a court of competent jurisdiction may direct; provided, however, that the Trustee may deduct or continue to deduct its fees and other expenses of the Trust Fund (as provided for in Section 6.11), including taxes, pending receipt of such court direction.

          (c)  Duty to Give Notice; Reliance by Trustee.  The Company (by its
               ----------------------------------------
board of directors and chief executive officer) and the Plan Administrator shall have the duty to inform the Trustee immediately in writing if any Participating Employer becomes Insolvent, and the Trustee may rely on such notice (except as provided in the following paragraph) without making an independent determination. Unless the Trustee has actual knowledge of a Participating Employer's insolvency, the Trustee shall have no duty to inquire whether any Participating Employer is Insolvent.

          (d)  Duty to Make an Independent Determination.  Notwithstanding the
               -----------------------------------------
foregoing, if the Trustee receives such notice that a Participating Employer is Insolvent at any time after a Change of Control has occurred or receives a written allegation of an event of insolvency from a third party considered by the Trustee to be reliable and responsible, the Trustee shall independently determine, as soon as practicable after receipt of such notice or allegation, whether such Participating Employer is Insolvent, and the Company shall furnish such evidence as the Trustee reasonably requests for the purpose of making such determination. The Trustee may in all events rely on such evidence concerning any Participating Employer's solvency as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning the Participating Employer's solvency. For purposes of this Trust Agreement, the Trustee (if it is a bank) shall be considered to possess any knowledge and information concerning the Participating Employers in the possession of the Trustee's Banking Department or other department that can reasonably be imputed to the Trustee under normal bank procedures.

          (e)  Procedure While a Determination Is Being Made.  Pending such
               ---------------------------------------------
determination by the Trustee if one is required pursuant to paragraph (d) above, the Trustee shall suspend payment of Deferred Compensation to every Trust Beneficiary who is then in pay status, shall hold the Trust assets for the benefit of each Insolvent Participating Employer's general creditors and the payment of fees and expenses (as provided for in Section 6.11), and shall resume payments of Deferred Compensation to Trust Beneficiaries in accordance with
Section 2 of this Trust Agreement only after the Trustee has determined that no Participating Employer is Insolvent (or remains Insolvent, if the Trustee initially determined any Participating Employer to be Insolvent).

          (f)  Conclusive Determination or Notice.  In performing any of its
               ----------------------------------
obligations or taking any discretionary action under this Trust Agreement which is dependent on a Participating Employer being Insolvent, the Trustee may rely on its determination (if such was required under paragraph (d) above), including an opinion of counsel (who may be counsel to the Trustee), that a Participating Employer is Insolvent or on a written notice of insolvency from any Participating Employer or the Plan Administrator. Unless such a determination arises out of the Trustee's gross negligence or willful misconduct, the Trustee's determination as to whether a Participating Employer is Insolvent shall be binding and conclusive on all persons to the extent of determining their respective interests, rights and duties under this Trust Agreement.

     3.2  Procedure Following Insolvency.
          ------------------------------

          (a)  Resumption of Trustee's Duties.  If the Trustee suspends or
                ------------------------------
discontinues payments of Deferred Compensation from the Trust Fund pursuant to
Section 3.1 and each Insolvent Participating Employer later becomes solvent again without the entry of a court order concerning the disposition of the Trust Fund, the Company shall so inform the Trustee immediately in writing and the Trustee shall thereupon resume all of its duties and responsibilities under this Trust Agreement.

          (b)  Resumption of Benefit Payments.  The first payment of Deferred
               ------------------------------
Compensation following any suspension or discontinuance of payments pursuant to
Section 3.1 shall include the aggregate amount of all payments which would have been made to each Trust Beneficiary in accordance with the Deferred Compensation Plan during the period of such suspension or discontinuance, plus interest on the delayed payments (at a rate which the Trustee determines to be reasonable under the circumstances at its sole discretion) and less the aggregate amount of payments made to the Trust Beneficiary by the Participating Employers in lieu of the payments provided for hereunder during any such period of suspension or discontinuance.

     Section 4.  Payments to Participating Employers.
                 -----------------------------------

     The Participating Employers shall have no right or power to direct the Trustee to return to them or to divert to others any of the Trust Fund assets in a separate Account established pursuant to Section 1 before all payments of Deferred Compensation have been made to all eligible Trust Beneficiaries of such separate Account pursuant to the Deferred Compensation Plan. If it is determined by the Trustee that assets remaining in any separate Account will clearly never be required to pay Deferred Compensation to any Trust Beneficiary of such separate Account (because, for example, no such Trust Beneficiary can be found after reasonable efforts have been made), then such excess assets shall be returned to the relevant Participating Employer.

     Section 5.  Disposition of Income.
                 ---------------------

     During the term of this Trust, except as provided in Section 3.1 all income received by the Trust Fund, net of fees, expenses and taxes not paid by the Participating Employers, shall be accumulated and reinvested unless the Trustee determines that future income allocable to any separate Account will clearly never be required to pay Deferred Compensation to any Trust Beneficiary of such separate Account, in which event future net income allocable to such separate Account shall be paid to the relevant Participating Employer.

     Section 6.  Investment and Administration of Trust Fund.
                 -------------------------------------------
     6.1  Standard of Trustee's Care; Indemnification.
          -------------------------------------------

          (a)  Standard of Care.  Except after a Change of Control, the Trustee
               ----------------
shall faithfully comply with all lawful written directions from the Plan Administrator or the Company concerning investment of the Trust Fund or any particular assets in the Trust Fund. To the extent the Trustee is not so directed, then consistent with the powers set forth in Section 6.2, the Trustee shall receive, invest, reinvest and hold the Trust Fund in any form of property without distinction between principal and income using the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. To the extent that the Trustee is not directed, as provided above, as to investment of the Trust Fund, the Trustee shall diversify investments so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and shall provide for sufficient liquidity of the Trust Fund assets.

          (b)  Indemnification.  The Company hereby agrees to indemnify and hold
               ---------------
harmless the Trustee from and against any losses, costs, damages, claims or expenses, including without limitation reasonable attorneys' fees, which the Trustee may incur or pay out in connection with, or which otherwise arise out of, the performance by the Trustee of its duties hereunder, except that to the extent such losses, costs, damages, claims, expenses or attorneys' fees are incurred or paid out in connection with, or otherwise arise out of, the Trustee's negligence or willful misconduct, the Trustee shall be solely responsible therefor and shall not be indemnified by the Company or any other Participating Employer. All indemnified amounts shall be paid by the Company promptly after notice from the Trustee; provided that the Company may delay payment for up to ninety (90) days to establish whether the Trustee is entitled to indemnification and to verify the nature and amount of each claim for indemnification. Any dispute between the Company and the Trustee as to the Trustee's entitlement to indemnification or as to the proper amount to be indemnified shall be determined exclusively by binding arbitration pursuant to Section 12. Notwithstanding the foregoing, except after a Change of Control the Company may elect in its sole discretion to have any or all indemnified amounts that arise under this Trust Agreement prior to such Change of Control be paid from the Trust Fund. If indemnified amounts are not paid by the Company, the Trustee may charge the Trust Fund for such amounts as provided for in paragraph (b) of Section 6.3, and if the Trustee subsequently receives such amounts from the Company, the Trustee shall promptly credit the Trust Fund for such amounts.

     6.2  Specific Trustee Powers.  In addition to the powers granted by law,
          -----------------------
but subject to the lawful written directions of the Plan Administrator or the Company, the Trustee may:

          (a) Hold cash uninvested in a checking account, deposit cash in savings accounts, or purchase certificates of time deposits in any banking or savings institution;

          (b) Exercise any options appurtenant to any investment in which the Trustee has invested for conversion thereof into another investment; and exercise any rights to subscribe for additional investments and make all necessary payments therefor;

          (c) Write, sell, purchase, acquire, hold and otherwise deal in any manner in options of any nature whatsoever and futures contracts of any nature whatsoever;

          (d) Join in or oppose the reorganization, recapitalization, sale or merger of corporations or properties, including those in which the Trustee holds an ownership interest as trustee;

          (e) Hold investments in nominee or bearer form;

          (f) Exercise the right to vote or give general or limited proxies appurtenant to shares of stock in which the Trustee has invested;

          (g) Purchase or sell, grant or obtain options to purchase, any property, either at public or private sale, and lease, partition, subdivide or exchange any property which may constitute a portion of the Trust for such prices and upon such terms as the Trustee may deem best, free and discharged of all trusts and without liability on the part of any person to see to the proper application of the purchase price; and to make, execute and deliver to the purchasers or lessees proper leases or good and sufficient deeds of conveyance therefor, and all assignments, transfers and other legal instruments either necessary or convenient for passing the title, ownership, or possession thereof;

          (h) Repair, improve, erect, alter or demolish structures on any real estate or interest therein;

          (i) Create, renew, extend or participate in the creation, renewal or extension of any mortgage, and agree to a reduction in the rate of interest on any mortgage or of any guarantee pertaining thereto, in any manner and to any extent for the protection of the Trust or the preservation of the value of the investment; waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee; enforce any such default in such manner and to such extent as the Trustee may deem necessary or appropriate, including instigation of foreclosure proceedings; bid in property on foreclosure; taking a deed in lieu of foreclosure with or without paying a consideration therefor, and in connection therewith release the obligation on the bond secured by such mortgage; and exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any mortgage or guarantee;

          (j) Borrow money and, if necessary or desirable, pledge all or part of the Trust as security for such borrowing. No person lending to the Trustee need see to the application of the money lent or the propriety of the borrowing;

          (k) Form corporations, partnerships, joint ventures, or trusts to hold title to or to operate any assets of the Trust, or for any other purpose;

          (l) Insure Trust assets against any contingency;

          (m) Subject to Section 6.6, employ independent investment and other advisory services; and

          (n) Appoint a corporate custodian of all or any part of the Trust.

     6.3  Payments from Trust Fund.
          ------------------------

          (a)  Payment of Benefits.  The Trustee shall make or cause to be made
               -------------------
payments of benefits from the Trust Fund, in cash or in kind, only in accordance with Section 2.1. The Trustee shall have no authority or responsibility to review any direction from the Plan Administrator made pursuant to Section 2.1 except to the extent provided therein in the event of a Change of Control.

          (b)  Payment of Fees, Expenses, Taxes and Indemnified Amounts.  Any
               --------------------------------------------------------
amount payable under paragraph (b) of Section 6.1 or under Section 6.11 and not paid by a Participating Employer within the times respectively permitted in those sections shall be paid from the Trust Fund. In the event that payment is made hereunder from the Trust Fund, the Trustee shall promptly notify the Company in writing of the amount of such payment. The failure of the Company to make any payments due the Trustee or the Company's election to have such amounts paid from the Trust Fund shall not in any way impair the Trustee's right to indemnification pursuant to Section 6.1 or to reimbursement and payment pursuant to Section 6.11.

     6.4  Returns, Reports and Withholding.
          --------------------------------

          (a) Preparation, Execution and Filing of Returns. The Company shall be
              --------------------------------------------
responsible for preparing any required fiduciary income tax returns for the Trustee's signature and for filing all such executed returns. The Trustee shall be responsible for executing all such fiduciary income tax returns. The Company shall be responsible for all other filings, reporting or disclosure required by applicable law for the Deferred Compensation Plan or the Trust Fund unless such requirements are specifically imposed on the Trustee.

          (b) Company's Representation as to Nature of Deferred Compensation
              --------------------------------------------------------------
Plan. The Company represents that the Deferred Compensation Plan is an unfunded
----
deferred compensation plan exempt from the application of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for any limited disclosure requirements which may be applicable to such plans and for which the Company bears full responsibility as to compliance. The Company further represents that the Deferred Compensation Plan is not qualified under Section 401 of the Code and, therefore, is not subject to any of the Code requirements applicable to tax qualified plans.

          (c)  Company's Responsibility for Tax Withholding and Reporting.  The
               ----------------------------------------------------------
Trustee shall not be responsible for determining the amount of any income tax or F.I.C.A. tax required to be withheld under federal, state, and local wage withholding requirements from any payment to a Trust Beneficiary from the Trust Fund. The Trustee shall withhold amounts from benefit payments as instructed by the Plan Administrator or the relevant Participating Employer, and shall be fully protected under Section 6.1 in relying on such instructions. For purposes of the preceding sentence, a failure by everyone to provide any instructions as to required withholding may be deemed by the Trustee to be an instruction that no withholding is required. Any amounts withheld shall be transferred to the relevant Participating Employer, and it shall be the responsibility of the Participating Employer to pay over to the appropriate government authority the amount so transferred. The relevant Participating Employer shall be responsible for any required information reporting of wages paid and tax withheld from payments to a Trust Beneficiary on U.S. Form W-2, or other similar federal, state, and local tax information reporting forms.

          (d)  Trustee's Responsibility to Furnish Information.  The Trustee
               -----------------------------------------------
shall promptly provide each Participating Employer with any information that the Participating Employer reasonably requests for the purpose of fulfilling its filing, withholding, reporting and disclosure obligations.

     6.5  Valuation of Trust Fund.  At such intervals and as of such dates
          -----------------------
(each of which is herein referred to as a "Valuation Date") as the Plan Administrator may designate from time to time, but not less frequently than once during each period of twelve months, the Trustee shall determine the value of the assets held in each separate account in the Trust Fund. In so doing, the Trustee shall allocate each item of net income, gain or loss among all such accounts as the Trustee deems appropriate in its sole discretion; provided that to the extent that particular accounts in the Trust Fund are invested at the direction of the Plan Administrator or the Company, net income, gain, loss, expenses and taxes attributable to such investments shall be allocated exclusively to such accounts. Each valuation shall be made, to the extent reasonably practicable, within thirty business days after the Valuation Date as of which it is made. Except as otherwise provided in this Trust Agreement, assets shall be valued at their market values at the close of business on the Valuation Date, or, in the absence of readily ascertainable market values, at such values as the Trustee shall determine in good faith, in accordance with methods consistently followed and uniformly applied. At the discretion of the Trustee, certain securities and investments may be valued on the basis of valuations provided by an independent pricing service when such prices are believed to reflect fair market value. Prices provided by a pricing service may be determined without exclusive reliance on quoted prices, and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. Except as otherwise provided in this Trust Agreement, values of assets for which such a pricing service is not utilized will be determined as follows:

          (a) Stocks, bonds and other securities and investments listed on security or other exchanges shall be valued at their closing sale prices on the Valuation Date, or if no sale was made on the Valuation Date, at their recorded bid prices. Prices for securities or investments whose principal trading markets are within the United States shall be obtained from the Composite Transaction Tape where applicable, or from the records of the exchanges, newspapers of general circulation published domestically, or standard financial periodicals. Prices for securities or investments whose principal trading markets are not within the United States shall be determined from the published records of the exchanges where such principal trading markets are located or from such other sources as the Trustee shall determine to be the best qualified available sources.

          (b) Securities and other investments which are not listed on any exchange shall, if possible, be valued at the last sale price on the Valuation Date, or if there has been no such sale, at the bid price on such Valuation Date, each as reported in newspapers of general circulation published domestically or abroad or by recognized investment and security dealers or quotation services.

          (c) Marketable obligations of the United States Government for which no valuation prices are available from recognized pricing services shall be valued at the dealer bid prices appearing on the Valuation Date reported in Federal Reserve publications.

          (d) Investments in real property shall be valued on the basis of estimated values on the Valuation Date determined by (i) an appraisal valuation obtained from a recognized appraiser of real property; or (ii) an estimated market valuation obtained from recognized qualified available sources, including, but not limited to, affiliates or employees of the Trustee; or (iii) an index valuation obtained from a recognized Real Estate Index; or (iv) the projection of the expected stream of future cash payments from each investment (including, but not limited to, interest and principal payments on loans, participation in income from the property and participation in refinancing) and the discounting of those payments back to their present values, using appropriate discount rates.

          (e) For purposes of establishing the value of foreign investments, foreign currencies will be valued at the prevailing market rate quoted by the Trustee (if a bank) or a custodian bank on the morning of the date of valuation.

     In those instances when there is no readily ascertainable market value obtainable or when the Trustee deems the application of the foregoing rules to be inappropriate, investments shall be valued on the basis of estimated values on the Valuation Date obtained from recognized qualified available sources, including bankers, brokers or dealers, or any affiliates or employees of the Trustee who deal in or are familiar with the type of investment involved or other qualified appraisers, or by reference to the market value of similar investments for which an appropriate market value is readily ascertainable. The reasonable and equitable decision of the Trustee regarding the value of the assets of the Trust Fund and the methods employed in determining those values shall be conclusive.

     The Trustee shall keep such records as the Trustee may deem necessary or appropriate in the Trustee's sole discretion to record the assets transferred to the Trust Fund.

     6.6  Appointment of Investment Managers.  The Plan Administrator may from
          ----------------------------------
time to time appoint, terminate or replace one or more investment managers to hold and manage all or any portion of the assets of the Trust Fund. If an investment manager is appointed for all or any portion of the Trust Fund, the investment manager shall be delegated all responsibility for the selection of the investments in the Trust Fund or portion thereof. The Trustee shall have no responsibility for the selection, retention or disposal of any investment by any investment manager nor be liable for any loss of Fund assets caused by such selection, retention or disposal.

     6.7  Investment of Trust Fund.  Except after a Change of Control, the
          ------------------------
Trustee shall faithfully comply with all lawful written directions from the Plan Administrator or the Company concerning investment of the Trust Fund or any particular asset in the Trust Fund. To the extent the Trustee is not so directed, then except as otherwise expressly provided, the Trustee shall have the power to invest and reinvest the principal and income of the Trust Fund and to keep the Trust Fund invested, without distinction between principal and income, in such securities or in such other property, real or personal, tangible or intangible, or part interest therein, wherever situate, whether or not productive of income, or consisting of wasting assets, as the Trustee shall deem advisable, including but not limited to stocks, common or preferred, options of every type, trust and participation certificates, interests in investment companies, whether so-called 'open-end mutual funds' or 'closed-end mutual funds', bonds or notes and mortgages, and other evidences of indebtedness or ownership, insurance contracts (including without limitation guaranteed investment contracts and group and individual annuities), and interests in any pooled trust fund or funds which serve as media for investments for trusts not exempt from tax pursuant to Section 501(a) of the Code, or any successor provision of law, irrespective of whether such securities or such property shall be of the character authorized by the law of any State from time to time for trust investments. The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale or exchange of any investment in good faith and in accordance with the provisions of this Trust Agreement and of any applicable federal or state law.

     Notwithstanding the foregoing, (a) the Company and the Plan Administrator in their sole discretion may solicit the views of any one or more Participants on any matter, provided that the Trustee shall retain the sole power to exercise all rights conferred on the Trustee pursuant to this Trust Agreement except to the extent that the Trustee is subject to the lawful written directions of the Plan Administrator and the Company and except to the extent provided in clauses
(b) and (c) hereof, and (b) voting rights with respect to Trust Fund assets shall be exercised by the Company prior to the date of any Change of Control (and by the Trustee on and after such date), and (c) each Participating Employer shall have the right at any time and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held in the Trust Fund that is attributable to Deferred Compensation amounts transferred by the Participating Employer. (Such right is exercisable by a Participating Employer in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.)

     Notwithstanding anything to the contrary in this Trust Agreement, from and after the date a Change of Control occurs, the Trustee shall have sole and exclusive power over the investment of Trust Fund assets.

     6.8  Funding Policy.  The Company shall establish and carry out a
          --------------
funding policy consistent with the purposes of the Deferred Compensation Plan and the requirements of applicable law, as may be appropriate from time to time. As part of such funding policy, the Company shall from time to time direct the Trustee or any investment manager to exercise its investment discretion so as to provide sufficient cash assets in an amount determined by the Company, under the funding policy then in effect, to be necessary to meet the liquidity requirements for the administration of the Deferred Compensation Plan.

     6.9   Insurance Contracts.  The Company may at any time and from time to
           -------------------
time direct the Trustee in writing to become a party to one or more contracts or policies for the benefit of any one or more of the Trust Beneficiaries under the Deferred Compensation Plan with any legal reserve life insurance company upon such terms and conditions as the Company shall determine and to make specified payments from the Trust Fund to any such insurance company under any such contract or policy. Any such contract or policy shall be an asset of the Trust Fund, subject to the provisions of this Trust Agreement. The Trustee shall not be liable for any loss or lack of income in respect of such payments made under any such contract or policy pursuant to any such written direction and specifically, but not by way of limitation, shall have no responsibility to review, comment on or suggest changes in any such contract or policy or in the investment of such amounts held by any such insurance company under any such contract or policy. The Trustee shall be entitled to rely on all statements and accounts rendered to it by any such insurance company relating to such assets. No insurance company shall for any purpose be deemed to be a party to this Trust Agreement and the obligations of any insurance company shall be determined solely by the terms and conditions of the contracts or policies issued by it.

     6.10  Records and Reports; Discharge of Trustee's Liability.
           -----------------------------------------------------

          (a)  Records and Reports.  All transactions hereunder shall be
               -------------------
recorded by the Trustee in records open to inspection as designated by the Plan Administrator. Within 90 days following the close of the Plan Year and within 90 days after the date of the removal or resignation of any Trustee or the termination of the Trust, the Trustee shall file with the Company a written account of the Trustee's administration of the Trust from the date of the last preceding accounting.

          (b)  Settlement of Accounts.  To the extent permitted by applicable
               ----------------------
law, upon the expiration of 90 days from the date of filing of its accounting, the Trustee shall be forever released and discharged from any liability or accountability to anyone with respect to the acts or transactions shown in such report, except with respect to any such acts or transactions as to which the Company or the Plan Administrator shall within such 90-day period file with the Trustee a written statement setting forth its exceptions or objections. If the Trustee and the Company cannot amicably settle the questions raised by such exceptions or objections, the Trustee or the Company shall have the right to have such questions settled by judicial proceedings. Nothing herein contained shall be construed as depriving the Trustee of the right to have a judicial settlement of its accounts to the extent permitted by applicable law. In any proceeding for a judicial settlement of such accounts, or for instructions, the only necessary parties shall be the Trustee and the Company.

          (c)  Other Reports and Information.  The Trustee shall from time to
               -----------------------------
time make such other reports and furnish such other information concerning the Trust Fund as the Company may reasonably request or as may be required by the Deferred Compensation Plan.

     6.11  Costs and Taxes.  The Trustee's and any investment manager's fees
           ---------------
for performing its duties hereunder shall be such as may be mutually agreed upon by the Company and the Trustee or investment manager. All such fees and any expenses incurred by the Trustee or any investment manager in the performance of its duties, including the fees for legal and auditing services rendered to the Trustee, the Trustee's fees and expenses to make any determinations required pursuant to this Trust Agreement (including determinations required under Sections 1.8, 2.1, 3.1, 4 or 5), and all other proper charges and disbursements of the Trustee and any investment manager, including commissions and other transaction expenses, shall be paid: (a) prior to a Change of Control, from the Trust Fund except to the extent that the Company, in its sole discretion, elects to pay such amounts or have them paid by one or more other Participating Employers and (b) after a Change of Control, by the Company. Until paid, all such amounts shall constitute a charge upon the Trust Fund. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund or the income thereof, shall be paid:
(a) prior to a Change of Control, from the Trust Fund except to the extent that the Company, in its sole discretion, elects to pay such amounts or have them paid by one or more Participating Employers and (b) after a Change of Control, by the Company. Until paid, all such taxes shall constitute a charge upon the Trust Fund. If any such fees, expenses or taxes are not paid within 60 days of the billing date, the Trustee may charge the Trust Fund for the amount of such fees, expenses or taxes as provided for in paragraph (b) of Section 6.3, and if the Trustee subsequently receives such amount (or any portion thereof) from a Participating Employer, the Trustee shall promptly credit the Trust Fund for the amount received.

     6.12  Legal and Other Advice for Trustee.  The Trustee may consult with
           ----------------------------------
legal counsel, who may be counsel for the Company if no Change of Control has occurred, and shall be fully protected in acting upon such counsel's legal advice. The Trustee may also hire agents, accountants, actuaries and financial consultants. The Trustee's expenses therefor shall constitute a proper charge against the Trust Fund, except litigation expenses primarily occasioned by and involving a charge of the Trustee's negligence or willful misconduct, in which case the expenses shall be a charge against the Trust Fund if it shall be determined finally by such litigation that no loss occurred by reason of the Trustee's negligence or willful misconduct.

     6.13  Resignation or Removal.  The Trustee may resign by written notice
           ----------------------
to the Company, which shall be effective upon receipt unless a different effective date is agreed to by the board of directors of the Company, provided that no such resignation of the Trustee shall be effective until the board of directors has appointed a successor Trustee (which it shall do as soon as practical) and the successor Trustee has taken office, if the resignation would leave no Trustee in office. The Trustee may be removed by action of the board of directors by written notice, which shall be effective upon receipt unless a different effective date is specified in the notice; provided that on or after the date a Change of Control occurs the Trustee in office on the day before such date may be removed only upon a showing that the Trustee has committed a material breach of its fiduciary duty with respect to the Trust or has materially violated the terms of this Trust Agreement. In the event of the death, incapacity, removal or resignation of a Trustee, the board of directors of the Company may appoint a successor Trustee. Such successor Trustee, upon accepting such appointment by an instrument in writing delivered to the Company, shall, without further act, become invested with all the estate, rights, powers, discretion and duties of the predecessor Trustee, with similar effect as if originally named as the Trustee in this Trust Agreement. Upon resignation or removal of a Trustee and upon written notice to such former Trustee of the appointment of a successor Trustee if any, the predecessor

Trustee shall execute all documents necessary to transfer the Trust to the successor Trustee, provided that this action shall not waive any lien such former Trustee may have upon the Trust Fund for compensation or expenses.

     Section 7.  Amendment and Termination.
                 -------------------------

     7.1  Amendment.  Except to alter Sections 1.4, 4, 5, 7.1 or 7.2, this
          ---------
restated Trust Agreement may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company; provided, however, that on and after the date a Change of Control occurs, this restated Trust Agreement may not be amended in any manner or terminated until all benefits under the Deferred Compensation Plan are paid to all Trust Beneficiaries who were such at any time on or prior to the date such Change of Control occurred without the express written consent of the Trustee and of each such person who would be affected by such termination or change; and provided further that the duties and responsibilities of the Trustee shall not be increased without the Trustee's written consent.

     7.2  Restriction on Termination.  The Trust shall not terminate until the
          --------------------------
date on which there is no Trust Beneficiary who is entitled to any more Deferred Compensation Benefits pursuant to the Deferred Compensation Plan.

     7.3  Reversion of Excess Assets Upon Termination.  Upon termination of
          -------------------------------------------
the Trust as provided in Section 7.2, any assets remaining in the Trust Fund shall be returned to the relevant Participating Employers.

     Section 8.  Severability.
                 ------------

     Any provision of this Trust Agreement that is prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

     Section 9.  Spendthrift.
                 -----------

     To the extent permitted by law, no benefits to any Trust Beneficiary under this Trust Agreement may be anticipated, assigned (either at law or in equity), alienated, sold, transferred or pledged, and shall not be subject to attachment, garnishment, levy, execution, encumbrance of any kind, or other legal or equitable process and no benefit (nor this Trust Fund) shall be subject in any manner to the debts or liabilities of any Trust Beneficiary. No benefit actually paid to a Trust Beneficiary by the Trustee upon the Plan Administrator's direction (or in any case after a Change of Control has occurred) shall be subject to any claim for repayment by any Participating Employer or the Trustee, unless it is established that the Trust Beneficiary was not entitled to such payment under the Deferred Compensation Plan.

     Section 10.  Governing Law.
                  -------------

     The Trust Fund maintained pursuant to this Trust Agreement is held by the Trustee in the Trustee's state of domicile (Minnesota, as of the effective date of this restated Trust Agreement) and the trust laws of such state shall govern the rights and duties of the Trustee hereunder. On all other matters, this Trust Agreement shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts, without application of its conflicts-of-laws rules.

     Section 11.  Successors and Assigns.
                  ----------------------

     This Trust Agreement shall be binding upon and inure to the benefit of any successor to the Company as the result of merger, consolidation, reorganization, or otherwise. In the event of any such merger, consolidation, reorganization, or other similar transaction, the successor to the Company shall promptly notify the Trustee in writing of its successorship and furnish the Trustee with any information required of the Company under this Trust Agreement or otherwise reasonably requested by the Trustee.

     Section 12.  Arbitration.
                  -----------

     Except as provided by Section 6.10, any dispute between any Trust Beneficiary and any Participating Employer or the Trustee as to the interpretation or application of the provisions of this Trust Agreement and amounts payable hereunder or between the Company and the Trustee as to any amounts payable to the Trustee hereunder shall be determined exclusively by binding arbitration in the Commonwealth of Massachusetts in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid as determined by the arbitrator, except that in the case of a dispute with a Trust Beneficiary the Trustee's expenses shall be considered an expense of the Trust under Section 6.11.

     Section 13.  Trust Beneficiaries.
                  -------------------

     Each Trust Beneficiary is an intended beneficiary under this Trust Agreement, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

     IN WITNESS WHEREOF, the Company and the Trustee have executed this restated Trust Agreement under seal as of the date first above written.

                                  NEW ENGLAND BUSINESS SERVICE, INC.

                                  By     /s/ Robert H. Glaudel
                                    -----------------------------------------
                                         Its:  Vice President-Human Resources


                                  NORWEST BANK MINNESOTA, N.A.,
                                  Trustee

                                  By     /s/ Lucinda J. Frenz
                                    -----------------------------------------
                                         Its:  Assistant Vice President

                                                                        6877-146
                                                                          2/6/98



                         FIRST RESTATED TRUST AGREEMENT
                                    FOR THE
                       NEW ENGLAND BUSINESS SERVICE, INC.
                           DEFERRED COMPENSATION PLAN

                       (RESTATED EFFECTIVE APRIL 1, 1998)

                         FIRST RESTATED TRUST AGREEMENT
                                    FOR THE
                       NEW ENGLAND BUSINESS SERVICE, INC
                           DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS
                               -----------------

SECTION 1. TRUST FUND ..........................................................   2

 1.1 ESTABLISHMENT OF TRUST FUND ...............................................   2

 1.2 IRREVOCABLE TRUST .........................................................   2

 1.3 GRANTOR TRUST .............................................................   2

 1.4 USE OF TRUST ASSETS .......................................................   2

 1.5 CONTRIBUTIONS TO TRUST FUND ...............................................   3

 1.6 SEPARATE ACCOUNTS .........................................................   3
  (a) Establishment By Plan Administrator Prior to Change of Control ...........   3
  (b) Maintenance By Trustee After Change of Control ...........................   4

 1.7 DEFINITION OF PLAN ADMINISTRATOR ..........................................   4

 1.8 DEFINITION AND DETERMINATION OF CHANGE OF CONTROL .........................   4
  (a) Definition and Presumption ...............................................   4
  (b) Procedure After Notice ...................................................   4
  (c) Conclusive Determination .................................................   5

 1.9 DEFINITION AND DETERMINATION OF INSOLVENT .................................   5

SECTION 2. PAYMENTS TO TRUST BENEFICIARIES .....................................   5

 2.1 BENEFIT PAYMENTS FROM TRUST FUND ..........................................   5

 2.2 BENEFIT PAYMENTS FROM PARTICIPATING EMPLOYERS .............................   6

SECTION 3. TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARIES
WHEN ANY PARTICIPATING EMPLOYER IS INSOLVENT ...................................   6

 3.1 PROCEDURE IF A PARTICIPATING EMPLOYER IS INSOLVENT ........................   6
  (a) Benefits Unsecured .......................................................   6

  (b) Procedure if Notice Is Given .............................................   7
  (c) Duty to Give Notice; Reliance by Trustee .................................   7
  (d) Duty to Make an Independent Determination ................................   7
  (e) Procedure While a Determination Is Being Made ............................   8
  (f) Conclusive Determination or Notice .......................................   8

 3.2 PROCEDURE FOLLOWING INSOLVENCY ............................................   9
  (a) Resumption of Trustee's Duties ...........................................   9
  (b) Resumption of Benefit Payments ...........................................   9

SECTION 4. PAYMENTS TO PARTICIPATING EMPLOYERS .................................  10

SECTION 5. DISPOSITION OF INCOME ...............................................  10

SECTION 6. INVESTMENT AND ADMINISTRATION OF TRUST FUND .........................  10

 6.1 STANDARD OF TRUSTEE'S CARE; INDEMNIFICATION ...............................  10
  (a) Standard of Care .........................................................  10
  (b) Indemnification ..........................................................  11

 6.2  SPECIFIC TRUSTEE POWERS ..................................................  12

 6.3 PAYMENTS FROM TRUST FUND ..................................................  14
  (a) Payment of Benefits ......................................................  14
  (b) Payment of Fees, Expenses, Taxes and Indemnified Amounts .................  14

 6.4  RETURNS, REPORTS AND WITHHOLDING .........................................  14
  (a)  Preparation, Execution and Filing of Returns ............................  14
  (b) Company's Representation as to Nature of Deferred Compensation Plan ......  14
  (c) Company's Responsibility for Tax Withholding and Reporting ...............  15
  (d) Trustee's Responsibility to Furnish Information ..........................  15

 6.5 VALUATION OF TRUST FUND ...................................................  15

 6.6 APPOINTMENT OF INVESTMENT MANAGERS ........................................  18

 6.7  INVESTMENT OF TRUST FUND .................................................  18

 6.8  FUNDING POLICY ...........................................................  19

 6.9  INSURANCE CONTRACTS ......................................................  20

 6.10 RECORDS AND REPORTS; DISCHARGE OF TRUSTEE'S LIABILITY ....................  20
  (a) Records and Reports ......................................................  20
  (b) Settlement of Accounts ...................................................  21
  (c) Other Reports and Information ............................................  21

 6.11 COSTS AND TAXES ..........................................................  21

 6.12 LEGAL AND OTHER ADVICE FOR TRUSTEE .......................................  22

 6.13 RESIGNATION OR REMOVAL ...................................................  22

SECTION 7. AMENDMENT AND TERMINATION ...........................................  23

 7.1 AMENDMENT .................................................................  23

 7.2 RESTRICTION ON TERMINATION ................................................  23

 7.3 REVERSION OF EXCESS ASSETS UPON TERMINATION ...............................  24

SECTION 8. SEVERABILITY ........................................................  24

SECTION 9. SPENDTHRIFT .........................................................  24

SECTION 10. GOVERNING LAW ......................................................  24

SECTION 11. SUCCESSORS AND ASSIGNS ............................................   24

SECTION 12. ARBITRATION ........................................................  25

SECTION 13. TRUST BENEFICIARIES ................................................  25
